Exhibit 99.1

For Release December 9, 2003—1:30 p.m. PST	Contact: Daniel G. Byrne
(509) 458-3711

OTS APPROVES MERGER OF STERLING FINANCIAL CORPORATION AND
KLAMATH FIRST BANCORP, INC.

Spokane, Washington—December 9, 2003—Sterling Financial Corporation (NASDAQ: STSA) today announced that its acquisition of Klamath First Bancorp, Inc. (NASDAQ: KFBI) and the merger of Klamath First Federal Savings and Loan Association with and into Sterling Savings Bank had been approved by the Office of Thrift Supervision subject to satisfactory compliance with certain conditions, including receipt of shareholder approval.  On December 11, 2003, Sterling Financial Corporation and Klamath First Bancorp, Inc. will each hold a special meeting of shareholders to vote on the merger proposal.

ABOUT STERLING

Sterling Financial Corporation ("Sterling") of Spokane, Washington, is a unitary savings and loan holding company, which owns Sterling Savings Bank.  Sterling Savings Bank ("Sterling Savings") is a Washington State-chartered, federally insured stock savings association, which opened in April 1983.  Sterling Savings, based in Spokane, Washington, has branches throughout Washington, Idaho, Oregon and western Montana.  Through Sterling’s wholly owned subsidiaries Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and western Montana.  Sterling’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings’ branch network.  Sterling’s subsidiary Dime Insurance Agency provides commercial and consumer insurance products through its offices in western Montana.

ABOUT KLAMATH

Klamath First Bancorp Inc. is the holding company for Klamath First Federal Savings and Loan Association (“Klamath First Federal”), organized in 1934.  Klamath First Federal is a progressive, community-oriented financial institution that focuses on serving customers within its primary market area. Accordingly, Klamath First Federal is primarily engaged in attracting deposits from the general public through its offices and using those and other available sources of funds to originate permanent residential one- to four-family real estate loans within its market area, as well as commercial real estate and multi-family residential loans, loans to consumers and loans for commercial purposes. Upon the acquisition of 13 branches from Washington Mutual in September 2001, Klamath First Federal had a presence in 26 of Oregon’s 36 counties and had two in-store branches in the State of Washington.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results.  These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts.  When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.  These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties.  These include but are not limited to: the possibility of adverse economic developments which may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates which may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower than expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.